Exhibit 99.1

Granite Reports Preliminary Second Quarter 2019 Results

Results Impacted by Non-Cash Charges Related to Four Legacy, Unconsolidated

Heavy Civil Joint Venture Projects

Accelerates Strategic Review of Heavy Civil Operating Group

Revises Full-Year 2019 Guidance

Company to Report Second Quarter 2019 Financial Results on August 2, 2019

WATSONVILLE, Calif. – July 29, 2019 – Granite Construction Incorporated (NYSE: GVA) today announced preliminary results for the second quarter ended June 30, 2019 and revised full-year 2019 guidance.

As a result of independent second quarter 2019 events related to four legacy, unconsolidated heavy civil joint venture projects, Granite’s financial results in the second quarter of 2019 are expected to include after-tax charges of between $104 million to $108 million (or $2.20 per diluted share to $2.30 per diluted share). The charges on these four projects bid between 2012 and 2014 are related to 1) increased project completion costs, which were exacerbated by schedule delays and execution of a significant amount of disputed work, and 2) a recent unfavorable court ruling on a project dispute.

Including the impact of the charges, Granite expects second quarter 2019 revenue to be in the range of $785 million to $790 million and net loss per diluted share is expected to be in the range of $2.05 per diluted share to $2.10 per diluted share. The Company is adjusting full-year 2019 guidance with expectations for high-single digit consolidated revenue growth and adjusted EBITDA margin of 4.0 percent to 5.0 percent. This reflects the Company’s expectation that the core operational strength of the business, fueled by a record $4.9 billion of Committed and Awarded Projects (CAP) as of June 30, 2019, will allow the business to generate adjusted EBITDA in excess of $200 million in the second half of 2019. Granite’s disciplined cash management and operational strength, in addition to its diverse portfolio, positions the Company to navigate the current situation while maintaining a strong balance sheet.

“We are clearly disappointed with the outcome of the performance of this portion of our portfolio, and the impact on our results,” said James H. Roberts, President and Chief Executive Officer of Granite Construction Incorporated. “The charges taken this quarter reflect the current challenges and future risks of four legacy, unconsolidated joint venture projects that were all bid more than five years ago. We are taking decisive action and accelerating the strategic review of our Heavy Civil Operating Group to pave the way for steady, predictable results.”

Strategic Review of Heavy Civil Operating Group

Granite today announced that it has accelerated its strategic review of the Heavy Civil Operating Group with a clear objective to expedite the Company’s plan to reduce risk and exposure to large, complex projects. The industry pricing and associated risk for this type of work does not align with the Company’s stakeholder expectations. Granite intends to consolidate the Heavy Civil Group operations and pursue opportunities in markets where Granite’s presence, capabilities and resources provide strategic advantages. Granite continues to emphasize lower-risk, smaller-scope projects, particularly negotiated work, construction management/general contractor, construction management at-risk and other best-value procurement methods. This higher-margin, lower-risk portion of Granite’s portfolio has grown in the last year to more than $1 billion of CAP as of June 30, 2019.

“These immediate actions are in addition to the changes we began implementing more than two years ago in how we approach projects of significant scale in our portfolio,” Roberts continued. “As we move forward, we plan to eliminate the Company’s exposure associated with constructing complex ‘mega-projects’ to improve the stability and trajectory of our results.

“Our construction, materials and water businesses continue to perform well and are indicative of the overall health of the Company, as well as the current robust and buoyant market environments in which we operate. We are very encouraged by the underlying performance of the majority of our business and look forward to discussing market dynamics and bidding activity on our earnings call. We continue to have confidence in both our short-term and long-term prospects and anticipate steady growth and exciting expansion opportunities across our end-market focused businesses.”

Second Quarter 2019 Conference Call Details

The Company will host a conference call to discuss its second quarter 2019 results at 5:00 a.m. Pacific Time/8:00 a.m. Eastern Time on Friday, August 2, 2019. The Company invites investors to listen to a live audio webcast on its Investor Relations website, http://investor.graniteconstruction.com. The live call is available by calling 1-800-353-6461; international callers may dial 1-334-323-0501. An archive of the webcast will be available on the website approximately one hour after the call. A replay will be available after the live call through August 9, 2019, by calling 1-888-203-1112, replay access code 8102255; international callers may dial 1-719-457-0820.

About Granite

Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE: GVA) is a full-suite provider in the transportation, water infrastructure and mineral exploration markets. Granite is America’s Infrastructure Company as well as an award-winning firm in safety, quality and environmental stewardship and one of the World’s Most Ethical Companies for ten consecutive years. Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, visit graniteconstruction.com, and connect with Granite on LinkedIn, Twitter, Facebook and Instagram.

Granite Contacts

Media

Jacque Fourchy 831-761-4741

Investors

Lisa Curtis 831-728-7532

Source: Granite Construction Incorporated

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, guidance, backlog, Committed and Awarded Projects (CAP), write-downs, second quarter results and other results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, guidance, backlog, CAP, write-downs, second quarter results and other results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, continuing work on our second-quarter financial statements, the results of our strategic review of our Heavy Civil Operating Group and those additional risks and uncertainties described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

Non-GAAP Financial Information

This news release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (GAAP). Specifically, management believes that non-GAAP financial measures such as adjusted EBITDA and adjusted EBITDA margin are useful in evaluating operating performance and are regularly used by securities analysts, institutional investors and other interested parties, and that such supplemental measures facilitate comparisons between companies that have different capital and financing structures and/or tax rates. We define EBITDA as GAAP net income (loss) attributable to Granite Construction Incorporated, adjusted for net interest expense, taxes, depreciation, depletion and amortization. Adjusted EBITDA and adjusted EBITDA margin exclude non-recurring acquisition, integration, acquired intangible amortization expenses, acquisition related depreciation and synergy costs (collectively referred to as “transaction costs”) related to the acquisition of Layne Christensen Company and LiquiForce. Acquisition and integration costs include external transaction costs, professional fees and internal travel. Synergy costs include expenses incurred which will be eliminated as the integration of Layne and LiquiForce is completed.

Management believes that these additional non-GAAP financial measures facilitate comparisons between securities analysts, institutional investors and other interested parties. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. Items that may have a significant impact on the Company's financial position, results of operations and cash flows must be considered when assessing the Company's actual financial condition and performance regardless of whether these items are included in non-GAAP financial measures. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the

Company may not be comparable to similar measures provided by other companies.    The Company does not provide a reconciliation of forward-looking adjusted EBITDA and adjusted EBITDA margin to the most directly comparable forward-looking GAAP measure of net income (loss) attributable to Granite Construction Incorporated because the timing and amount of the excluded items are unreasonably difficult to fully and accurately estimate.